Exhibit 99

Press Release

FOR IMMEDIATE RELEASE

Contact: Francis E. Campbell

Telephone: (781) 383-0541

PILGRIM BANCSHARES, INC.

ANNOUNCES SPECIAL CASH DIVIDEND

January 31, 2018, Pilgrim Bancshares (OTC Pink: PLRM) (the “Company”) today announced that its board of directors declared a special cash dividend of $0.30 per common share. The dividend will be paid on or about March 1, 2018, to stockholders of record as of the close of business on February 15, 2018. This is the first cash dividend for the Company since the completion of its initial public offering in October 2014.

Francis E. Campbell, President and Chief Executive Officer of the Company, commented, “We are pleased to declare this special cash dividend to our shareholders. Going-forward, subject to our future financial condition and results of operations, and future market, regulatory and general economic conditions, we expect to continue to pay an annual dividend.”

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verb such as “will,” “would,” “should,” “could” or may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Pilgrim Bancshares, Inc. is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.